UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 22, 2004

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	20-0121262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 8.01. Other Events

As previously disclosed, Liquidmetal Technologies, Inc. was notified by the Nasdaq Listing Qualifications Panel (the “Panel”), in a letter dated July 14, 2004, that the Company’s common stock would be delisted from the Nasdaq National Market effective with the open of business on Friday, July 16, 2004 for failure to comply with the filing requirements of Nasdaq Marketplace Rule 4310(c)(14).

On July 26, 2004, the Company appealed the delisting with the Nasdaq Listing and Hearing Review Council (the “Listing Council”).

In a letter and decision dated November 18, 2004, the Listing Council notified the Company that it affirms the Panel’s decision to delist the Company’s securities from The Nasdaq National Market.  The NASD Board of Governors may call the Listing Council’s decision for further review in connection with a future NASD Board meeting; however, the Company offers no assurance that this will occur and currently considers the Listing Council’s decision as the final action in the matter.

At present, the Company’s common stock is listed on the Pink Sheets Electronic Quotation Service under the trading symbol LQMT.  The Company is working diligently with its Independent Auditors to file its Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2004 and become current in its filings with the SEC.  Being current and regaining compliance may allow the Company’s shares to then be eligible for trading on the OTC Bulletin Board, until such time as the Company once again meets the requirements for Nasdaq listing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ John Kang
John Kang
Chairman, President, and Chief Executive Officer

Date: November 22, 2004